UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013
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GLOBAL EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)
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Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD.

On January 31, 2013, Global Eagle Acquisition Corp. (the “Company”) issued a press release announcing the results of its special meeting in lieu of 2012 and 2013 annual meetings of stockholders held today. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K is the corrected version of the earlier press release issued by the Company. Due to an inadvertent error by the Company's transfer agent, the earlier version of the press release incorrectly reported that public shareholders holding an aggregate of 9,248,590 shares of common stock did not redeem their shares. The corrected press release issued by the Company and furnished herewith reports that public stockholders holding an aggregate of 8,828,419 shares of common stock did not redeem their shares, thereby satisfying the closing condition in the Row 44 merger agreement which required that at least 3,955,833 public shares not be redeemed.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1*	Corrected Press Release issued by Global Eagle Acquisition Corp. dated January 31, 2013.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle Acquisition Corp.
Dated: January 31, 2013	By: /s/ James A. Graf
Name: James A. Graf Title: Vice President

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EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Corrected Press Release dated January 31, 2013.

* Filed herewith

[Signature Page to Form 8-K]

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